                                                                     EXHIBIT 4.4

                              CERTIFICATE OF TRUST
                                       OF
                             TESORO CAPITAL TRUST I

         This Certificate of Trust is being executed by the undersigned trustees for the purposes of forming a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act").

         The undersigned hereby certifies as follows:

         1. Name. The name of the business trust is Tesoro Capital Trust I (the "Trust").

         2. Delaware Trustee. The name and business address of the trustee of the Trust that has its principal place of business in the State of Delaware are as follows:

            Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, DE  19890
            ATTN:  Corporate Trust Administration

         3. Effectiveness. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being all of the initial trustees of the Trust, have duly executed this Certificate of Trust as of the date and year first above written.

                              /s/ BRUCE A. SMITH
                           ------------------------------------
                           Name:  Bruce A. Smith
                                  as Administrative Trustee

                              /s/ JAMES C. REED, JR.
                           ------------------------------------
                           Name:  James C. Reed, Jr.
                                  as Administrative Trustee

                              /s/ GREGORY A. WRIGHT
                           ------------------------------------
                           Name:  Gregory A. Wright
                                  as Administrative Trustee

                           WILMINGTON TRUST COMPANY,
                           not in its individual capacity but solely as Delaware Trustee of the Trust

                           By: /s/ JILL K. MORRISON
                              ---------------------------------
                              Name:  Jill K. Morrison
                              Title: Administrative Account Manager